SECURITIES AND EXCHANGE COMMISSION
       			     WASHINGTON, DC  20549
				               FORM 12b-25
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     			   NOTIFICATION OF LATE FILING

 						     Sec File Number 0-22468
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						      CUSIP Number 967446105
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(Check One):

[ X ]   Form 10-K and  Form 10-KSB   Form 11-K    Form 20-F   Form 10-Q  and
	Form 10-QSB  Form N-SAR
	       For Period Ended:         December 26, 1998
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[  ]    Transition Report on Form 10-K
[  ]    Transition Report on Form 20-F
[  ]    Transition Report on Form 11-K
[  ]    Transition Report on Form 10-Q
[  ]    Transition Report on Form N-SAR
	       For the Transition Period Ended:_________

    Read attached instruction sheet before preparing form. Please print or type.

    Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

    If the notification relates to a portion of the filing checked above, identify the Item(s) to which the notification relates: Part III
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      				     PART I
			     REGISTRANT INFORMATION

    Full Name of Registrant:         Wickes Inc.
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    Former Name if Applicable:      Wickes Lumber Company
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Address of Principal Executive Office (Street & Number):  706 N. Deerpath Drive
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City, State and Zip Code:      Vernon Hills, Illinois 60061
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	    			     PART II
 		    RULES 12b-25(b) and (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate).

  [ X ]    (a)  The reasons described in reasonable detail in Part III of this
			form could not be effort or expense;

  [ X ]    (b)  The subject annual report, semi-annual report, transition
			report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion
			thereof will be filed on or before the fifteenth calendar day
			following the prescribed due date; or the subject quarterly
			report or transition report on Form 10-Q, or portion thereof
			will be filed on or before the fifth calendar day following the
			prescribed due date;

  [   ]    (c)  The accountant's statement or other exhibit required by Rule
			12b-25(c) has been attached if applicable.


  				    PART III
		  		    NARRATIVE

	State below in reasonable detail the reasons why Form 10-K and Form 10-KSB, 20-F, 11-K, 10-Q and Form 10-QSB, N-SAR, or the transition report or portion thereof could not be filed within the prescribed period.

	The registrant's Form 10-K for the fiscal year ended December 26, 1998 incorporated the information required to be contained in Part III by reference to the registrant's proxy materials anticipated to be mailed to the registrant's shareholders on or before April 26, 1999. Because of unanticipated production delays in connection with the preparation of the registrant's annual report to shareholders required to be mailed with such proxy materials, the registrant was unable to complete the mailing of its proxy materials by such date. The registrant learned of these delays too late for it to be able to file on April 26, 1999 an amendment to its Form 10-K containing such information. The registrant anticipates that it will mail its proxy materials no later than April 30, 1999 and will file Amendment No. 1 to its Form 10-K on April 27, 1999 or as soon as practicable thereafter.

     				   PART IV
			      OTHER INFORMATION
	(1) Name and telephone number of person to contact in regard to this notification:

		John M. Lawrence                            (847) 367-3475
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		    (Name)                           (Area Code/Phone Number)

	(2) Have all other periodic reports required under section 13 or 15(d) of the Securities Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).
		       [ X ]  Yes                     [  ] No

	(3) Is it anticipated that any significant change in results
	    of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
		       [   ]  Yes                     [ X ] No

	If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.


				    Wickes Inc.
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		  (Name of Registrant as specified in its charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 27, 1999                            By: /s/ John M. Lawrence
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                                           						John M. Lawrence, Controller